                                                                    EXHIBIT 99.1


NATURAL RESOURCE PARTNERS L.P.                                        [NRP LOGO]
601 JEFFERSON ST., SUITE 3600, HOUSTON, TX 77002

NEWS RELEASE

================================================================================

                         NATURAL RESOURCE PARTNERS L.P.
                       REPORTS SECOND QUARTER 2003 RESULTS

HOUSTON, AUGUST 7, 2003 - NATURAL RESOURCE PARTNERS L.P. (NYSE: NRP) today reported net income of $10.2 million or $0.44 per unit for the second quarter ended June 30, 2003. Earnings before interest, taxes, depletion and amortization (EBITDA) were $17.6 million. For the six months ended June 30, 2003, NRP reported net income of $18.2 million or $0.78 per unit. For the same six month period, EBITDA was $31.8 million.

SECOND QUARTER 2003

During the second quarter of 2003, NRP's lessees sold 11.4 million tons of coal generating $19.2 million of coal royalty revenues for an average royalty revenue per ton of $1.69. This is compared to 7.0 million tons of coal, coal royalty revenues of $11.7 million and an average royalty revenue per ton of $1.68 for the second quarter of 2002. The approximately 64% increase in both revenues and production is predominantly due to increased production from acquisitions in Appalachia and the resumption of production from several previously idle mines.

Corbin J. Robertson, Jr., Chairman and Chief Executive Officer said, "NRP had an excellent second quarter that included for the first time the benefit of the Alpha Natural Resources reserves, our second major acquisition. The increased production, in addition to slightly higher coal prices, combined to generate better than anticipated results. In addition, on June 30, we entered into an agreement to acquire the PinnOak reserves. That acquisition closed on July 11 and will be included for the first time in our third quarter results. We are very pleased with our growth to date and will continue to focus on integrating these assets as well as seeking further acquisitions."

"We also arranged long-term financing at very attractive rates for all our acquisitions to date, including $50 million of the PinnOak acquisition that will be drawn in September," said Robertson. In anticipation of the issuance of $125 million of senior notes, which closed on June 19, 2003, NRP entered into a treasury rate hedge with respect to $50 million of the senior notes. In conjunction with the closing of that transaction, NRP paid $1.4 million to settle this treasury rate hedge. Of the $1.4 million paid for the settlement, $0.9 million will be amortized into expense over 20 years and the balance of $0.5 million has been expensed in the second quarter.


                                  -continued-

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                                                                     Page 2 of 8


YEAR TO DATE

For the six months ended June 30, 2003, NRP's lessees sold 21.2 million tons of coal generating $34.6 million of coal royalty revenues for an average royalty revenue per ton of $1.63. This is compared to 13.7 million tons of coal, coal royalty revenues of $22.5 million and an average royalty revenue per ton of $1.64 for the comparable period in 2002. The approximately 54% increase in both revenues and production is predominantly due to increased production from acquisitions in Appalachia, the resumption of mining at several previously idle mines and a new mine started in 2002 reaching full production this year.

2003 OUTLOOK

Natural Resource Partners expects its lessees to produce between 43 million tons and 46 million tons of coal in 2003. Production in Appalachia is expected to account for approximately 84% to 87% of the coal produced, with 4% to 6% in the Illinois Basin and 9% to 10% from the Northern Powder River Basin. This production should generate coal royalty revenues of approximately $72 million to $77 million with total revenues of between $82 million to $86 million based upon average selling prices provided by its lessees. General and administrative costs are forecasted to range between $7.1 million and $7.4 million with depletion and amortization of approximately $24 million to $26 million. Interest expense should range between $6.6 million and $6.8 million. NRP expects net income to be between $37 million and $40 million.

DISTRIBUTIONS

On August 14, 2003, Natural Resource Partners will make a distribution of $12.1 million or $0.5225 per unit on all 22.7 million limited partner units outstanding as well as the 2% distribution with respect to the general partner interest. This distribution equates to an annualized distribution of $2.09 per unit.

DISCLOSURE OF NON-GAAP FINANCIAL MEASURES

NRP calculates EBITDA by adding depletion, amortization and interest expense to net income. EBITDA is not defined under generally accepted accounting principles
(GAAP) and is not intended to be used in lieu of GAAP presentations of results of operations or cash provided by operating activities. EBITDA is presented because management believes it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, working capital requirements and minimum distributions. Management also believes that debt holders and investment analysts commonly use EBITDA to analyze company performance. A reconciliation of EBITDA to net income is included in the tables attached to this release.


                                   -continued-

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                                                                     Page 3 of 8


Natural Resource Partners L.P. is headquartered in Houston, TX, with its operations headquarters in Huntington, WV. NRP is a master limited partnership that is principally engaged in the business of owning and managing coal properties in the three major coal producing regions of the United States:
Appalachia, the Illinois Basin and the Powder River Basin.

For additional information, please contact Kathy Hager at 713-751-7555 or khager@nrplp.com. Further information about NRP is available on the partnership's website at http://www.nrplp.com.

This press release may include "forward-looking statements" as defined by the Securities and Exchange Commission. Such statements include the anticipated net income, coal royalty revenue, coal production, depletion, general and administrative costs and all income or expense items associated with the 2003 outlook. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, decreases in demand for coal; changes in operating conditions and costs; production cuts by our lessees; commodity prices; unanticipated geologic problems; changes in the legislative or regulatory environment and other factors detailed in Natural Resource Partners' Securities and Exchange Commission filings.


                               -Financials follow-

                         NATURAL RESOURCE PARTNERS L.P.
                              OPERATING STATISTICS
                       (In thousands, except per ton data)
                                   (unaudited)


                                                       THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                            JUNE 30,                              JUNE 30,
                                                     2003               2002               2003               2002
                                                   -------            -------            -------            -------
Coal royalty revenues:
        Appalachia                                 $16,886            $ 9,703            $29,599            $18,526
        Illinois Basin                                 970                706              1,835              1,284
        Northern Powder River Basin                  1,332              1,294              3,163              2,659
                                                   -------            -------            -------            -------

  Total                                            $19,188            $11,703            $34,597            $22,469
                                                   =======            =======            =======            =======

Sales volumes (tons):
        Appalachia                                   9,464              5,317             16,960             10,335
        Illinois Basin                                 829                554              1,550              1,018
        Northern Powder River Basin                  1,083              1,114              2,684              2,382
                                                   -------            -------            -------            -------

  Total                                             11,376              6,985             21,194             13,735
                                                   =======            =======            =======            =======

Average royalty revenue per ton:
        Appalachia                                 $  1.78            $  1.82            $  1.75            $  1.79
        Illinois Basin                                1.17               1.27               1.18               1.26
        Northern Powder River Basin                   1.23               1.16               1.18               1.12
                                                   -------            -------            -------            -------

  Total                                            $  1.69            $  1.68            $  1.63            $  1.64
                                                   =======            =======            =======            =======


                                   -continued-

                         NATURAL RESOURCE PARTNERS L.P.
                               STATEMENT OF INCOME
                     (In thousands, except per unit amounts)
                                   (unaudited)


                                                               THREE MONTHS              SIX MONTHS
                                                                   ENDED                    ENDED
                                                               JUNE 30, 2003            JUNE 30, 2003
                                                               -------------            -------------
Revenues:
   Coal royalties                                                 $ 19,188                $ 34,597
   Property taxes                                                    1,301                   2,189
   Minimums recognized as revenue                                      455                   1,259
   Override royalties                                                  200                     661
   Other                                                               695                   1,203
                                                                  --------                --------
                     Total revenues                                 21,839                  39,909

Operating costs and expenses:
   Depletion  and amortization                                       6,369                  12,173
   General administrative and other                                  2,131                   4,307
   Taxes other than income                                           1,421                   2,581
   Override payments                                                    --                     388
   Coal royalty payments                                               161                     311
                                                                  --------                --------
                     Total operating costs and expenses             10,082                  19,760
                                                                  --------                --------
Income from operations                                              11,757                  20,149
Other income (expense)
  Interest expense                                                  (1,131)                 (1,597)
  Interest income                                                       56                     103
  Loss from interest rate hedge                                       (499)                   (499)
                                                                  --------                --------
Net income                                                        $ 10,183                $ 18,156
                                                                  ========                ========

  General partner's net income                                    $    204                $    363
                                                                  ========                ========
  Limited partner's net income                                    $  9,979                $ 17,793
                                                                  ========                ========
BASIC AND DILUTED NET INCOME PER LIMITED PARTNER UNIT
  Common                                                          $   0.44                $   0.78
                                                                  ========                ========
  Subordinated                                                    $   0.44                $   0.78
                                                                  ========                ========
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
  Common                                                            11,354                  11,354
                                                                  ========                ========
  Subordinated                                                      11,354                  11,354
                                                                  ========                ========


                                   -continued-

                         NATURAL RESOURCE PARTNERS L.P.
                             STATEMENT OF CASH FLOWS
                                 (In thousands)
                                   (unaudited)


                                                                            THREE MONTHS      SIX MONTHS
                                                                                ENDED            ENDED
                                                                            JUNE 30, 2003    JUNE 30, 2003
                                                                            -------------    -------------
Cash flows from operating activities:
  Net income                                                                   $  10,183       $ 18,156
  Adjustments to reconcile net income to net
  cash provided by operating activities:
         Depletion and amortization                                                6,369         12,173
  Change in operating assets and liabilities:
         Accounts receivable                                                      (2,650)          (557)
         Other assets                                                             (2,343)        (2,180)
         Accounts payable and accrued liabilities                                    219           (642)
         Deferred revenue                                                           (638)          (217)
         Accrued incentive plan expenses                                             702            798
         Property and franchise taxes payable                                        229            (91)
                                                                               ---------       --------
              Net cash provided by operating activities                           12,071         27,440
                                                                               ---------       --------
Cash flows from investing activities:
        Acquisition of property                                                  (53,812)       (65,664)
        Cash held in escrow                                                      (58,000)       (58,000)
                                                                               ---------       --------
              Net cash used in investing activities                             (111,812)      (123,664)
                                                                               ---------       --------
Cash flows from financing activities:
        Proceeds from loans                                                      236,600        248,100
        Repayment of loans                                                      (122,600)      (122,600)
        Distributions to partners                                                (12,106)       (21,917)
        Settlement of hedge included in other comprehensive loss                    (931)          (931)
                                                                               ---------       --------
              Net cash provided by financing activities                          100,963        102,652
                                                                               ---------       --------
Net increase in cash                                                               1,222          6,428
Cash at beginning of period                                                       12,959          7,753
                                                                               ---------       --------
Cash at end of period                                                          $  14,181       $ 14,181
                                                                               =========       ========
Supplemental cash flow information:
      Cash paid for interest                                                   $   1,025      $   1,416
                                                                               =========       ========


                                   -continued-

                         NATURAL RESOURCE PARTNERS L.P.
                             CONDENSED BALANCE SHEET
                                 (In thousands)


                                                                         JUNE 30,    DECEMBER 31,
                                                                           2003          2002
                                                                         --------    ------------
                                                                        (UNAUDITED)
Current assets                                                           $ 23,967      $ 17,307

Property and equipment, net                                               428,003       374,187

Other assets(1)                                                            61,405         1,225
                                                                         --------      --------

              Total assets                                               $513,375      $392,719
                                                                         ========      ========

Current liabilities                                                      $ 11,950      $  3,333

Deferred revenue                                                           13,035        13,252

Accrued incentive plan expenses                                               798            --

Long-term debt                                                            173,650        57,500

Partner's capital                                                         313,942       318,634
                                                                         --------      --------

               Total liabilities and partners' capital                   $513,375      $392,719
                                                                         ========      ========

Supplemental information:
Long term debt                                                           $173,650      $ 57,500
Partner's capital                                                         313,942       318,634
                                                                         --------      --------
Total capitalization                                                     $487,592      $376,134
Long term debt/Total capitalization                                            36%           15%

 (1) Other assets at June 30, 2003 include $58 million of cash that was placed in escrow on June 30, 2003 for the PinnOak acquisition that closed on July 11. The acquisition was effective July 1, 2003.


                                   -continued-

                         NATURAL RESOURCE PARTNERS L.P.
               RECONCILIATION OF UNAUDITED GAAP FINANCIAL MEASURES
                         TO NON-GAAP FINANCIAL MEASURES
                                 (In thousands)


                                                           THREE MONTHS           SIX MONTHS
                                                              ENDED                  ENDED
                                                          JUNE 30, 2003          JUNE 30, 2003
                                                          -------------          -------------
Net income                                                   $ 10,183              $ 18,156
Adjustments to reconcile to EBITDA
    Interest income                                               (56)                 (103)
    Interest expense                                            1,131                 1,597
    Depletion and amortization                                  6,369                12,173
                                                             --------              --------
      EBITDA                                                 $ 17,627              $ 31,823
                                                             ========              ========


                                     -end -